SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
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                                FORM 8-K

                            CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       August 18, 2005
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                    JOHN B. SANFILIPPO & SON, INC.
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        (Exact Name of Registrant as Specified in its Charter)

Delaware                            0-19681             36-2419677
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(State or Other Jurisdiction       (Commission         (IRS Employer
   of Incorporation)               File Number)    Identification No.)

2299 Busse Road, Elk Grove Village, Illinois                60007
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(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code       847-593-2300
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(Former Name or Former Address, if Changed Since Last Report)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[  ]    Written communications pursuant to Rule 425 under the Securities
        Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))


John B. Sanfilippo & Son, Inc. (the "Registrant") submits the following information:




Item 1.01 -- Entry into a Material Definitive Agreement.
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On August 18, 2005, John B. Sanfilippo & Son, Inc. (the "Company") and
McShane Construction Corporation ("McShane") entered into a contract whereby McShane will be the general contractor for the expansion and modification of the warehouse building in Elgin, Illinois purchased by the Company on April 15, 2005. The Company purchased certain real property in Elgin, Illinois from Panasonic Corporation of North America for $48 million as part of the Company's facility consolidation project, whereby all of the Company's Chicago area operations will be consolidated into a single facility. The total cost to be paid to the general contractor, including fees, is estimated to be approximately $23 million. The work is scheduled to be completed in the summer of 2006.
















                                SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            JOHN B. SANFILIPPO & SON, INC.



August 24, 2005                              By: /s/ Michael J. Valentine
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                                                 Michael J. Valentine
                                                 Executive Vice President
                                                 Finance, Chief Financial
                                                 Officer and Secretary